EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated July 20, 2004

CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 626-6730
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Reports
2004 Second Quarter and First Half Results

FLUSHING, NY -- JULY 20, 2004 -- Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced its results for the three and six months ended June 30, 2004.

For the second quarter ended June 30, 2004, diluted earnings per share were $0.34, an increase of $0.06, or 21.4%, from the $0.28 earned in the comparable quarter a year ago. Net income for the second quarter of 2004 was $6.1 million, an increase of $1.0 million, or 20.5%, from the $5.0 million earned in the comparable quarter a year ago.

For the first half of 2004, diluted earnings per share were $0.62, an increase of $0.03, or 5.1%, from the $0.59 earned in the first half of 2003. Net income for the first half of 2004 was $11.3 million, an increase of $1.0 million, or 9.5%, from the $10.3 million earned in the first half of 2003.

The first quarter of 2004 included a charge to earnings of $1.1 million, $0.7 million on an after-tax basis or $0.04 per diluted share, relating to an adjustment of compensation expense for certain of the Company's restricted stock awards and supplemental retirement benefits to reflect that certain participants under these plans have reached, or are close to reaching, retirement eligibility. Although this adjustment relates to prior periods, the amount of the charge attributable to any prior year would not have been material to the Company's financial condition or results of operations as reported for that year.

All prior year share and per share amounts in this release have been adjusted to reflect the Company's three-for-two common stock split in the form of a stock dividend on December 15, 2003.

Michael J. Hegarty, President and Chief Executive Officer stated: "The first half of 2004 produced strong results for Flushing Financial, as we continued to implement the key initiatives of our strategic plan.

"We faced a challenging interest-rate environment as rates, after declining to their lowest levels in over forty years, began to rise during the second quarter. We continued focusing on the origination of higher yielding mortgage loan products and increasing core deposits. We also borrowed funds with fixed rates and maturities of two to five years during the second quarter when long term interest rates began to rise. These funds were used to repay borrowings which matured in July 2004.

"Total loans, net increased $125.4 million as originations totaled $243.5 million, focusing on higher yielding loan products. The demand remains strong for our loan products. At June 30, 2004, loans in process totaled $208.4 million, compared to $156.8 million at June 30, 2003. We also reduced the level of overnight investments and mortgage-backed securities from their levels at December 31, 2003, investing these funds in higher yielding mortgage loans. We continued to attract deposits, which increased $60.8 million during the first half of the year.

"The result of this growth was a $4.6 million, or 16.2% percent, increase in net interest income in the first half of 2004 compared to the first half of 2003, as we achieved a net interest margin of 3.54% for the first half of 2004.

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Flushing Financial Corporation
July 20, 2004
Page Two

"Our continued strong capital position enabled us to increase our asset size and focus on shareholder value initiatives. During the first half of 2004, we continued our stock repurchase program and increased our quarterly dividend in the second quarter to $0.09 per common share, an increase of 34.3% from the second quarter of 2003.

"We remain committed to a path of structured and orderly growth, and continued expansion of the financial services we offer to our customers. We plan to remain focused on the origination of higher-yielding one-to-four family mixed-use property mortgage loans, multi-family residential mortgage loans, and commercial real estate loans. At the same time, we will continue our increased focus on fee-based products.

"Above all, we continue to strive to optimize our shareholders' return on their investment."

Earnings Summary -- Three Months Ended June 30, 2004

Net interest income for the three months ended June 30, 2004 increased $2.5 million, or 17.1%, to $16.9 million from $14.4 million for the three months ended June 30, 2003. This increase in net interest income is primarily due to a $243.0 million increase in the average balance of interest-earning assets, combined with a 9 basis point increase in the net interest spread. The yield on interest-earning assets declined 45 basis points to 6.20% for the three months ended June 30, 2004 from 6.65% in the three months ended June 30, 2003, while the cost of funds declined 54 basis points to 2.84% for the three months ended June 30, 2004 from 3.38% for the three months ended June 30, 2003. These decreases were primarily due to the declining interest rate environment experienced during the past three years, the effect of which further lowered the yield on assets and the cost of funds in 2004. The yield on mortgage loans reflects the high refinancing activity that has occurred during the first six months of 2004 and the previous two years. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease in the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $166.7 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $65.3 million. This increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. The net interest margin for the three months ended June 30, 2004 improved to 3.53% from 3.46% for the three months ended June 30, 2003.

Non-interest income for the three months ended June 30, 2004 was $1.6 million, the same as for the three months ended June 30, 2003. Loan fees and banking services fees increased $0.1 million, and miscellaneous income increased $0.1 million for the three months ended June 30, 2004 compared to the three months ended June 30, 2003. These increases were offset by the reduction in dividends on Federal Home Loan Bank of New York ("FHLB-NY") stock, which decreased $0.2 million for the three months ended June 30, 2004 from the three months ended June 30, 2003.

Non-interest expense was $8.5 million for the three months ended June 30, 2004, an increase of $0.6 million, or 7.8%, from $7.9 million for the three months ended June 30, 2003. The increase from the prior year period is primarily attributable to the expensing of certain restricted stock unit awards at the time of grant as the participants have no risk of forfeiture, and increased professional service fees due to costs incurred to comply with the Sarbanes-Oxley Act. Management continues to monitor expenditures resulting in efficiency ratios of 46.0% and 49.2% for the three months ended June 30, 2004 and 2003, respectively.

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Flushing Financial Corporation
July 20, 2004
Page Three

Return on average equity was 16.2% for the three months ended June 30, 2004 compared to 14.7% for the three months ended June 30, 2003. Return on average assets was 1.2% for the three months ended June 30, 2004 compared to 1.1% for the three months ended June 30, 2003.

Earnings Summary -- Six Months Ended June 30, 2004

Net interest income for the six months ended June 30, 2004 increased $4.6 million, or 16.2%, to $33.3 million from $28.6 million in the comparable 2003 period. This increase in net interest income is primarily due to a $257.1 million increase in the average balance of interest-earning assets. The yield on interest-earning assets declined 55 basis points to 6.24% for the six months ended June 30, 2004 from 6.79% in the six months ended June 30, 2003, while the cost of funds declined 59 basis points to 2.87% for the six months ended June 30, 2004 from 3.46% for the six months ended June 30, 2003. These decreases were primarily due to the declining interest rate environment experienced during the past three years, the effect of which further lowered the yield on assets and the cost of funds in 2004. The yield on mortgage loans reflects the high refinancing activity that has occurred during the first six months of 2004 and the previous two years. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease in the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $143.9 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $104.9 million. This increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. The net interest margin for the six months ended June 30, 2004 improved to 3.54% from 3.53% for the six months ended June 30, 2003.

Non-interest income for the six months ended June 30, 2004 decreased $0.2 million, or 5.0% to $3.1 million from $3.3 million for the comparable 2003 period. Loan fees and banking services fees increased $0.2 million for the six months ended June 30, 2004 compared to the six months ended June 30, 2003. This was more than offset by the reduction in dividends on Federal Home Loan Bank of New York ("FHLB-NY") stock, which decreased $0.4 million for the six months ended June 30, 2004 from the six months ended June 30, 2003.

Non-interest expense was $17.8 million for the first half of 2004, an increase of $2.7 million, or 17.6%, from $15.1 million for the first half of 2003. Salaries and employee benefits and other operating expenses increased $0.9 million and $0.2 million, respectively, as a result of the adjustment to amortization of compensation expense for certain of the Company's restricted stock awards and supplemental retirement benefits during the first quarter of 2004. The second quarter of 2004 includes the expensing of certain restricted stock unit awards at the time of grant as the participants have no risk of forfeiture, and increased professional service fees due to costs incurred to comply with the Sarbanes-Oxley Act. The remaining increase from the prior year period is primarily attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers, including increases in personnel to provide these services, and, in the fourth quarter of 2003, the opening of a new branch in Astoria, Queens. Management continues to monitor expenditures resulting in an efficiency ratio of 48.9% and 47.4% for the six-month periods ended June 30, 2004 and 2003, respectively.

Return on average equity was 15.2% for the six months ended June 30, 2004 compared to 15.4% for the six months ended June 30, 2003. Return on average assets was 1.1% for the six months ended June 30, 2004 compared to 1.2% for the six months ended June 30, 2003.

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Flushing Financial Corporation
July 20, 2004
Page Four

Balance Sheet Summary

At June 30, 2004, total assets were $2,028.1 million, an increase of $117.3 million from December 31, 2003. Total loans, net increased $125.4 million during the six months ended June 30, 2004 to $1,394.9 million from $1,269.5 million at December 31, 2003.

The following table shows loan originations and purchases for the periods indicated.

	For the three months		For the six months
	ended June 30,		ended June 30,
	2004	2003	2004	2003
	(in thousands)
Multi-family residential	$53,048	$43,009	$100,005	$85,315
Commercial real estate	20,661	24,080	48,948	43,641
One-to-four family - mixed-use property	35,287	20,064	67,732	35,527
One-to-four family - residential	6,759	1,871	8,242	11,655
Construction	4,873	5,824	10,317	9,488
Co-operative apartment	122	35	227	35
Commercial business and other loans	5,290	2,914	8,022	5,652

Total	$126,040	$97,797	$243,493	$191,313

As the Company continues to increase its loan portfolio, management continues to adhere to the Bank's strict underwriting standards. As a result, the Company has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $4.3 million at June 30, 2004 compared to $0.7 million at December 31, 2003 and $2.3 million at June 30, 2003. The increase in non-performing assets at June 30, 2004 is attributed to two mortgages secured by commercial properties. The borrower is negotiating the sale of these properties. The Company believes it has a secure position in these two loans, and does not anticipate a significant loss, if any, will be incurred. Total non-performing assets as a percentage of total assets were 0.21% at June 30, 2004, 0.04% at December 31, 2003, and 0.12% at June 30, 2003. The ratio of allowance for loan losses to total non-performing loans was 152% at June 30, 2004 compared to 961% at December 31, 2003 and 410% at June 30, 2003.

Mortgage-backed securities decreased $46.4 million to $433.0 million at June 30, 2004, while other securities increased $25.8 million to $82.1 million at June 30, 2004. The funds obtained from the repayment and sale of mortgage-backed securities have been used to originate higher yielding mortgage loans. The increase in other securities is attributed to the Company borrowing $40.0 million, with fixed rates and maturities of two to five years, during the three months ended June 30, 2004 to repay borrowings maturing in July 2004. The Company decided to obtain these funds during the second quarter when long term interest rates began to rise. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities. At June 30, 2004, loans in process totaled $208.4 million.

Total liabilities increased $114.2 million to $1,878.2 million at June 30, 2004 from $1,764.0 million at December 31, 2003. Due to depositors increased $60.8 million as certificate of deposit accounts increased $36.9 million while lower costing core deposits increased $23.9 million. Borrowed funds increased $36.6 million during the six months ended June 30, 2004, primarily as a result of the Company borrowing $40.0 million during the second quarter to repay borrowings maturing in July.

Total stockholders' equity increased $3.1 million to $149.9 million at June 30, 2004 from $146.8 million at December 31, 2003. Net income of $11.3 million for the six months ended June 30, 2004 was partially offset by $3.8 million in treasury shares purchased through the Company's stock repurchase programs, a net after-tax decrease of $5.1 million in the market value of securities available for sale, and $3.0 million in cash dividends paid during the six month period. In addition, the exercise of stock options increased stockholders' equity by $2.7 million, including the income tax benefit realized by the Company upon the exercise of stock options. Book value per share was $7.80 at June 30, 2004 compared to $7.61 per share at December 31, 2003 and $7.37 per share at June 30, 2003.

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Flushing Financial Corporation
July 20, 2004
Page Five

Under its stock repurchase programs, the Company repurchased 216,200 shares during the six months ended June 30, 2004, at a total cost of $3.8 million, or an average of $17.59 per share. At June 30, 2004, 223,750 shares remain to be repurchased under the current stock repurchase program. Through June 30, 2004, the Company had repurchased approximately 45% of the common shares issued in connection with the Company's initial public offering at a cost of $103.7 million.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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Flushing Financial Corporation
July 20, 2004
Page Six

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands)
(Unaudited)

	June 30,	December 31,
	2004	2003
ASSETS
Cash and due from banks	$12,309	$20,300
Securities available for sale:
Mortgage-backed securities	432,956	479,393
Other securities	82,099	56,316
Loans:
Multi-family residential	597,784	541,837
Commercial real estate	315,647	290,332
One-to-four family - mixed-use property	278,757	226,225
One-to-four family - residential	162,348	178,474
Co-operative apartments	3,350	3,729
Construction	27,273	23,622
Small Business Administration	5,404	4,931
Commercial business and other	7,789	4,894
Net unamortized premiums and unearned loan fees	3,111	2,030
Allowance for loan losses	(6,547)	(6,553)

Net loans	1,394,916	1,269,521
Interest and dividends receivable	8,789	8,647
Real estate owned, net	--	--
Bank premises and equipment, net	6,560	6,380
Federal Home Loan Bank of New York stock	23,762	24,462
Goodwill	3,905	3,905
Other assets	62,776	41,827

Total assets	$2,028,072	$1,910,751

LIABILITIES
Due to depositors:
Non-interest bearing	$50,098	$41,397
Interest bearing:
Certificate of deposit accounts	630,658	593,760
Passbook savings accounts	220,704	216,988
Money market accounts	273,517	263,621
NOW accounts	44,426	42,809

Total interest-bearing deposits	1,169,305	1,117,178
Mortgagors' escrow deposits	15,996	11,334
Borrowed funds	614,749	578,142
Other liabilities	28,022	15,938

Total liabilities	1,878,170	1,763,989

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized)	--	--
Common stock ($0.01 par value; 40,000,000 shares authorized; 19,456,696 issued and 19,227,983 outstanding at June 30, 2004; 19,290,601 shares issued and outstanding at December 31, 2003	195	193
Additional paid-in capital	34,650	32,783
Treasury stock (228,713 shares and none at June 30, 2004 and December 31, 2003, respectively)	(3,112)	--
Unearned compensation	(5,214)	(7,373)
Retained earnings	128,016	120,683
Accumulated other comprehensive income (loss), net of taxes	(4,633)	476

Total stockholders' equity	149,902	146,762

Total liabilities and stockholders' equity	$2,028,072	$1,910,751

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Flushing Financial Corporation
July 20, 2004
Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	For the three months		For the six months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Interest and dividend income
Interest and fees on loans	$24,291	$22,993	$47,846	$46,227
Interest and dividends on securities:
Interest	5,162	4,612	10,585	8,703
Dividends	85	56	172	90
Other interest income	23	32	63	117

Total interest and dividend income	29,561	27,693	58,666	55,137

Interest expense
Deposits	6,939	7,073	13,947	14,009
Other interest expense	5,761	6,223	11,447	12,494

Total interest expense	12,700	13,296	25,394	26,503

Net interest income	16,861	14,397	33,272	28,634
Provision for loan losses	--	--	--	--

Net interest income after
Provision for loan losses	16,861	14,397	33,272	28,634

Non-interest income
Other fee income	944	805	1,842	1,627
Net gain on sales of securities and loans	72	105	164	151
Other income	599	738	1,085	1,475

Total non-interest income	1,615	1,648	3,091	3,253

Non-interest expense
Salaries and employee benefits	4,358	4,105	9,506	7,932
Occupancy and equipment	783	739	1,644	1,406
Professional services	910	685	1,700	1,376
Data processing	474	410	1,003	820
Depreciation and amortization	368	294	725	550
Other operating expenses	1,616	1,657	3,220	3,055

Total non-interest expense	8,509	7,890	17,798	15,139

Income before income taxes	9,967	8,155	18,565	16,748

Provision for income taxes
Federal	2,919	2,445	5,611	5,017
State and local	968	666	1,629	1,387

Total taxes	3,887	3,111	7,240	6,404

Net income	$6,080	$5,044	$11,325	$10,344

Basic earnings per share (1)	$0.35	$0.30	$0.65	$0.61
Diluted earnings per share (1)	$0.34	$0.28	$0.62	$0.59

(1) Per share information for 2003 is restated to reflect the Company's three-for-two common stock split paid in the form of a stock dividend on December 15, 2003.

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Flushing Financial Corporation
July 20, 2004
Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	At or For the Three Months				At or For the Six Months
	Ended June 30,				Ended June 30,
	2004		2003		2004		2003
Per Share Data (1)
Basic earnings per share	$0.35		$0.30		$0.65		$0.61
Diluted earnings per share	$0.34		$0.28		$0.62		$0.59
Average number of shares outstanding for:
Basic earnings per share computation	17,438,582		17,054,910		17,407,720		16,923,940
Diluted earnings per share computation	18,093,475		17,773,351		18,120,982		17,642,917
Book value per share (based on 19,227,983 and 19,412,316 shares outstanding at June 30, 2004 and 2003, respectively)	$7.80		$7.37		$7.80		$7.37
Average Balances
Total loans, net	$1,360,306		$1,191,193		$1,329,455		$1,183,860
Total interest-earning assets	1,908,401		1,665,360		1,881,166		1,624,017
Total assets	2,001,291		1,775,888		1,978,047		1,734,709
Total due to depositors	1,171,614		1,053,376		1,163,044		1,022,634
Total interest-bearing liabilities	1,789,261		1,571,456		1,767,727		1,533,779
Stockholders' equity	149,663		137,257		148,850		134,296
Performance Ratios (2)
Return on average assets	1.22%		1.14%		1.15%		1.19%
Return on average equity	16.25		14.70		15.22		15.40
Yield on average interest-earning assets	6.20		6.65		6.24		6.79
Cost of average interest-bearing liabilities	2.84		3.38		2.87		3.46
Interest rate spread during period	3.36		3.27		3.37		3.33
Net interest margin	3.53		3.46		3.54		3.53
Non-interest expense to average assets	1.70		1.78		1.80		1.75
Efficiency ratio	46.01		49.20		48.92		47.45
Average interest-earning assets to average interest-bearing liabilities	1.07	x	1.06	x	1.06	x	1.06	x

(1) Per share information for 2003 is restated to reflect the Company's three-for-two common stock split paid in the form of a stock dividend on December 15, 2003.

(2) Ratios for the quarters and six months ended June 30, 2004 and 2003 are presented on an annualized basis.

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Flushing Financial Corporation
July 20, 2004
Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

	June 30, 2004	December 31, 2003
Selected Financial Ratios and Other Data
Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.32%	8.00%
Leverage and core capital (minimum requirement = 3%)	7.32	8.00
Total risk-based capital (minimum requirement = 8%)	13.50	15.12
Capital ratios:
Average equity to average assets	7.53%	7.57%
Equity to total assets	7.39	7.68
Asset quality:
Non-performing loans	$4,303	$682
Non-performing assets	4,303	682
Net (recoveries) charge-offs	6	28
Asset Quality Ratios:
Non-performing loans to gross loans	0.31%	0.05%
Non-performing assets to total assets	0.21	0.04
Allowance for loan losses to gross loans	0.47	0.51
Allowance for loan losses to total non-performing assets	152.14	960.86
Allowance for loan losses to total non-performing loans	152.14	960.86
Full-service customer facilities	11	11

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Flushing Financial Corporation
July 20, 2004
Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Three Months Ended June 30,
	2004				2003
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net(1)	$1,350,029	$24,128	7.15%		$1,183,342	$22,858	7.73%
Other loans, net(1)	10,277	163	6.34		7,851	135	6.88

Total loans, net	1,360,306	24,291	7.14		1,191,193	22,993	7.72

Mortgage-backed securities	469,289	4,731	4.03		404,005	4,171	4.13
Other securities	67,186	516	3.07		58,285	497	3.41

Total securities	536,475	5,247	3.91		462,290	4,668	4.04

Interest-earning deposits and federal funds sold	11,620	23	0.79		11,877	32	1.08

Total interest-earning assets	1,908,401	29,561	6.20		1,665,360	27,693	6.65

Other assets	92,890				110,528

Total assets	$2,001,291				$1,775,888

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$220,319	274	0.50		$217,586	503	0.92
NOW accounts	44,208	56	0.51		39,043	73	0.75
Money market accounts	292,069	1,286	1.76		229,627	1,243	2.17
Certificate of deposit accounts	615,018	5,311	3.45		567,120	5,241	3.70

Total due to depositors	1,171,614	6,927	2.36		1,053,376	7,060	2.68
Mortgagors' escrow accounts	23,435	12	0.20		18,562	13	0.28

Total deposits	1,195,049	6,939	2.32		1,071,938	7,073	2.64
Borrowed funds	594,212	5,761	3.88		499,518	6,223	4.98

Total interest-bearing liabilities	1,789,261	12,700	2.84		1,571,456	13,296	3.38

Non-interest bearing deposits	45,708				35,815
Other liabilities	16,659				31,360

Total liabilities	1,851,628				1,638,631
Equity	149,663				137,257

Total liabilities and equity	$2,001,291				$1,775,888

Net interest income/net interest rate spread		$16,861	3.36%			$14,397	3.27%

Net interest-earning assets/ net
interest margin	$119,140		3.53%		$93,904		3.46%

Ratio of interest-earning assets to
interest-bearing liabilities			1.07	x			1.06	x

(1)    Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately
        $1.2 million and $0.8 million for each of the three-month periods ended
        June 30, 2004 and 2003, respectively.

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Flushing Financial Corporation
July 20, 2004
Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2004				2003
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net(2)	$1,319,429	$47,533	7.21%		$1,175,530	$45,948	7.82%
Other loans, net(2)	10,026	313	6.24		8,330	279	6.70

Total loans, net	1,329,455	47,846	7.20		1,183,860	46,227	7.81

Mortgage-backed securities	473,175	9,703	4.10		368,320	7,937	4.31
Other securities	63,005	1,054	3.35		50,384	856	3.40

Total securities	536,180	10,757	4.01		418,704	8,793	4.20

Interest-earning deposits and federal funds sold	15,531	63	0.81		21,453	117	1.09

Total interest-earning assets	1,881,166	58,666	6.24		1,624,017	55,137	6.79

Other assets	96,881				110,692

Total assets	$1,978,047				$1,734,709

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$218,700	544	0.50		$215,874	1,029	0.95
NOW accounts	43,088	108	0.50		39,124	146	0.75
Money market accounts	294,675	2,776	1.88		208,173	2,313	2.22
Certificate of deposit accounts	606,581	10,495	3.46		559,463	10,485	3.75

Total due to depositors	1,163,044	13,923	2.39		1,022,634	13,973	2.73
Mortgagors' escrow accounts	20,218	24	0.24		15,424	36	0.47

Total deposits	1,183,262	13,947	2.36		1,038,058	14,009	2.70
Borrowed funds	584,465	11,447	3.92		495,721	12,494	5.04

Total interest-bearing liabilities	1,767,727	25,394	2.87		1,533,779	26,503	3.46

Non-interest bearing deposits	43,155				34,717
Other liabilities	18,315				31,917

Total liabilities	1,829,197				1,600,413
Equity	148,850				134,296

Total liabilities and equity	$1,978,047				$1,734,709

Net interest income/net interest rate spread		$33,272	3.37%			$28,634	3.33%

Net interest-earning assets/ net
interest margin	$113,439		3.54%		$90,238		3.53%

Ratio of interest-earning assets to
interest-bearing liabilities			1.06	x			1.06	x

(2)    Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately
        $2.2 million and $1.7 million for each of the six-month periods ended
        June 30, 2004 and 2003, respectively.

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